EXHIBIT 8(b)

                            Participation Agreement

                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 1st day of April, 2011 (the "Agreement") by and among Ameritas Life Insurance Corp. ("Ameritas Life") and The Union Central Life Insurance Company ("Union Central Life"), each organized under the laws of the State of Nebraska, First Ameritas Life Insurance Corp. of New York ("First Ameritas Life"), organized under the laws of the State of New York (Ameritas Life, Union Central Life, and First Ameritas Life, each and collectively, hereinafter shall be referred to as the "Company"), on behalf of itself and each separate account of the Company (with the responsibilities and obligations hereunder being pertinent to each Company solely with respect to the separate account(s) established by the respective Company) named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Account" and collectively as the "Accounts"); Financial Investors Variable Insurance Trust, an open-end management investment company organized under the laws of the State of Delaware (the "Fund"); ALPS Advisors, Inc., a corporation organized under the laws of the State of Colorado and investment adviser to the Fund (the "Adviser"); and ALPS Distributors, Inc., a corporation organized under the laws of the State of Colorado and principal underwriter/distributor of the Fund (the "Distributor").

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements substantially similar to this Agreement (the "Participating Insurance Companies"); and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

WHEREAS, the Company has established the Accounts to serve as investment vehicles for certain individual variable life insurance policies and variable annuity contracts and to provide investment options for group variable annuity contracts offered through employer-sponsored retirement plans (hereinafter such policies and contracts are collectively referred to as the "Contracts"), as set forth on Schedule A; and

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WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of each Company as required under the insurance laws of each Company's domiciliary state, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule B, as such schedule may be amended from time to time (the "Designated Portfolios") on behalf of the Accounts to fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Distributor agree as follows:

                        ARTICLE I - SALE OF FUND SHARES

1.1 The Fund agrees to sell to the Company those shares of the Designated Portfolios that each Account orders, executing such orders on a daily basis at the net asset value ("NAV") (and with no sales charges) next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. In accordance with Rule 22c-1 of the Investment Company Act of 1940 ("1940 Act") and for purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 11:00 a.m. Eastern Time on the next following business day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "Commission" or the "SEC"). The Fund may net the notice of redemptions it receives from the Company under
     Section 1.3 of this Agreement against the notice of purchases it receives from the Company under this Section 1.1.
1.2 The Company will pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with Section 1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.
1.3 The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the NAV next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.3, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the

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     Fund receives notice of such requests for redemption by 11:00 a.m. Eastern
     Time on the next following Business Day. Payment will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company. After consulting with the Company, the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If notification of redemption is received after 11:00 Eastern Time, payment for redeemed shares will be made on the next Business Day. The Fund may net the notice of purchases it receives from the Company under
     Section 1.1 of this Agreement against the notice of redemptions it receives from the Company under this Section 1.3.
1.4 The Fund agrees to make shares of the Designated Portfolios available continuously for purchase at the applicable NAV per share by the Company and its separate accounts on those days on which the Fund calculates its Designated Portfolio NAV pursuant to rules of the Commission; provided, however, that the Board of Trustees of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.
1.5 The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under Section 817(h)(4) of the Internal Revenue Code of 1986, as amended, (the "Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold directly to the general public.
1.6 The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.
1.7 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.
1.8 The Fund will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the

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     Portfolio shares in the form of additional shares of that Portfolio at the ex-dividend date NAVs. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.
1.9 The Fund will make the NAV per share for each Designated Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the NAV per share is calculated and will use its best efforts to make such NAV per share available by 7:00 p.m. Eastern Time each Business Day. If the Fund provides the Company materially incorrect NAV per share information (as determined under SEC guidelines), the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct NAV per share and, in the event any such materially incorrect NAV per share is the result of the gross negligence of the Fund, reimbursement of any reasonable out-of-pocket expenses incurred by the Company in adjusting the NAV per share. Any material error in the calculation or reporting of NAV per share, dividend or capital gain information shall be reported promptly to the Company upon discovery by the Fund.

                  ARTICLE II - REPRESENTATIONS AND WARRANTIES
2.1 The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account for individual Contracts as a separate account under Section 44-310.06 of the Statutes of the State of Nebraska and that each such Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the individual Contracts, and that it will maintain such registration for so long as any individual Contracts are outstanding, as applicable. The Company will amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the individual Contract Accounts from time to time as required in order to effect the continuous offering of the individual Contracts or as may otherwise be required by applicable law. The Company further represents and warrants that each Account for group variable annuity Contracts has been legally and validly established as a separate account under applicable state law and is exempt from registration under the 1940 Act. The Company will register and qualify the Contracts for sale in accordance with the

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     securities laws of the various states, if required by applicable law, only if and to the extent deemed necessary by the Company.
2.2 The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and further represents that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that any such Contracts have ceased to be so treated or that they might not be so treated in the future.
2.3 The Company represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.
2.4 The Company represents that it shall act as a limited agent of the Fund for the limited purpose of processing orders relating to Contract transactions and such orders will be processed in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act on each Business Day and receipt by the Company shall constitute receipt by the Fund; provided that Fund receives notice of such orders by 11:00 a.m. Eastern Time on the next Business Day or such later time as computed in accordance with Section 1. The Company further represents and warrants that it will not submit any order for shares or engage in any practice, nor will it allow any person acting on its behalf to submit any orders for shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder.
2.5  The Fund represents and warrants that shares of the Designated
     Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable federal law and that the Fund is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify the shares of the Designated Portfolio(s) for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Fund.
2.6 The Fund represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Portfolios, as they may apply to the Fund, to the extent specifically requested in writing by the Company. If the Fund cannot comply with such state insurance laws or regulations, it will so notify the Company in writing. The Fund makes no other representation as to whether any aspect of its

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     operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Fund of any restrictions imposed by state insurance laws of which it is or becomes aware that may become applicable to the Fund as a result of the Accounts' investments therein. The Fund and the Adviser agree that they will furnish the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.
2.7 The Fund represents that its Board of Trustees ("Board"), a majority of whom are not "interested persons" of the Fund, have approved of the Fund's Class II Rule 12b-1 Plan to finance distribution expenses and that any changes to the Fund's Class II Rule 12b-1 Plans will be approved by a similarly constituted Board.
2.8 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.
2.9 The Fund represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
2.10 The Adviser represents and warrants that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.
2.11 The Distributor represents and warrants that it is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA") and serves as principal underwriter/distributor of the Funds and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.

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                         ARTICLE III - FUND COMPLIANCE
3.1 The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. The Fund and the Adviser further acknowledge that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund, as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.
3.2 The Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
3.3 The Fund represents that it will at all times invest money from the contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Fund will at all times comply with
     Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation. The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Fund or Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this representation by the Fund, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.
3.4 The Adviser agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Fund with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.

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              ARTICLE IV - PROSPECTUS AND PROXY STATEMENTS/VOTING
4.1 The Fund will provide the Company with a current Fund prospectus and any supplements thereto for the Designated Portfolio(s) set in type at the Fund's expense. The Fund will provide, at the Fund's expense, said prospectus for Contract owners at the time of Contract fulfillment and confirmation and for existing Contract owners. The Company will provide, at the Company's expense, the prospectus and other shareholder reports for prospective Contract owners and will distribute the prospectus and other shareholder reports to said prospective Contract owners.
4.2 The Fund's prospectus will state that the Statement of Additional Information (the "SAI") for the Fund is available from the Company. The Fund will provide, at the Fund's expense, as many copies of said SAI as necessary for distribution, to any existing Contract owner who requests such SAI or whenever state or federal law requires that such SAI be provided. The Fund will provide the copies of said SAI to the Company or to its mailing agent. If requested by the Company, in lieu thereof, the Fund will provide the current SAI set in type at the Fund's expense. The Company will distribute the SAI as requested or required to the Contract owners at the Company's expense.
4.3 The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company, through its third party provider, will distribute this proxy material, reports and other communications to existing Contract owners, as required by law, and will bill the Fund for the reasonable cost of such distribution.
4.4  If and to the extent required by law, the Company will:
     (a)  solicit voting instructions from Contract owners;
     (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and
     (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for Contract owners.
     The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Accounts participating in the Fund calculate voting privileges in a manner consistent with all legal

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     requirements, including the Proxy Voting Procedures set forth in Schedule C and the Mixed and Shared Funding Exemptive Order as described in Section
     7.1.
4.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with
     Section 16(a) and, if and when applicable, Section 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

           ARTICLE V - SALES MATERIAL AND OTHER PROMOTIONAL MATERIAL
5.1 For purposes of this Article V, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any amendments or supplements to, or reprints or excerpts of, any of the above and any other material constituting sales literature or advertising under FINRA rules, the 1933 Act or the 1940 Act.
5.2 The Company will furnish, or will cause to be furnished, to the Fund or the Adviser, each piece of sales literature and other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Distributor, on behalf of the Fund, reasonably objects to such use within five (5) Business Days after receipt of such material.
5.3 The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in sales literature and other promotional material provided by the Distributor, except with permission of the Fund or the Adviser. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.

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5.4  The Distributor or the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature and other promotional material in which the Company or its separate account is named, at least ten (10) Business Days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.
5.5 The Fund, Distributor and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in sales literature and other promotional material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.
5.6 The Distributor will provide to the Company at least one complete copy of all sales literature and other promotional material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of each such document with the Commission or FINRA.
5.7 The Company will provide to the Distributor at least one complete copy of all solicitations for voting instructions, sales literature and other promotional material, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of each such document with the Commission or FINRA (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and other promotional material that relate to or refer to the Fund will be provided). In addition, the Company will provide to the Fund at least one complete copy of (i) a registration statement that relates to the Contracts or each Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Fund. The Company's obligations to provide material described in this Section 5.7 are satisfied when it provides notice to the Fund of applicable electronic filings submitted to and accepted by the Commission through the EDGAR system.
5.8 The Fund, the Adviser and the Distributor hereby consent to the Company's use of the names of the Fund, Adviser and/or the Distributor as well as the names of the Portfolios set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections
     5.1 of this Agreement. The Company acknowledges and agrees that the Adviser and Distributor and/or their affiliates own all right, title and interest in and to the name and covenants and agrees not, at

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     any time, to challenge the rights of Adviser and Distributor and/or their affiliates to such name or design, or the validity or distinctiveness thereof. The Fund, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Fund, the Adviser and the Distributor, subject to the Fund's, the Adviser's and/or the Distributor's approval of such use and in accordance with reasonable requirements of the 1940 Act, the Adviser or the Distributor. Such consent will terminate with the termination of this Agreement. The Adviser, Distributor or the Fund may withdraw this consent as to any particular use of any such name or identifying marks at any time (i) upon the Adviser's, Distributor's or Fund's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of the Adviser, the Distributor or the Fund or (ii) if no investment company, or series or class of shares of any investment company advised by Adviser or distributed by Distributor continues to be offered through Contracts issued by the Company; provided however, that Adviser or Distributor may, in either's individual discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization. The Company agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Fund, Adviser and/or the Distributor.
5.9 The Fund, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by investment professionals selling the Contracts is properly marked as not for use with the general public and that such information is only so used.

                     ARTICLES VI - FEES, COSTS AND EXPENSES
6.1 The Fund will pay no fee or other compensation to the Company under this Agreement except that: (1) for Class I and Class II shares of the Fund, the Adviser may make payments to the Company or any distributor for the Contracts in an amount agreed to between the Adviser and the Company and as set forth under Schedule D; and (2) for Class II shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company out of the Fund's own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related activities provided by the Company on behalf of the Fund to Contract owners who allocate assets to the Class II Portfolios, and/or in recognition of the economies provided to the Fund as a result of accounting and recordkeeping services provided to Contract owners by the Company utilizing an omnibus relationship.

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6.2  All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares, including without limitation, the preparation of and filing all applicable forms with the SEC; and payment of all applicable registration or filing fees with respect to shares of the Fund; preparation and filing of the Fund's prospectus, SAI and registration statement, proxy materials and reports; typesetting the Fund's prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Fund prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Portfolios in electronic or typeset format, as well as any distribution expenses as set forth in Article IV of this Agreement.
6.3 Except as otherwise provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations under this Agreement.

                  ARTICLE VII - MIXED & SHARED FUNDING RELIEF
7.1 The Fund represents and warrants that it has applied for and received an order (File No. IC-27999) from the Commission granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and
     6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order, attached hereto as Schedule E, that may be imposed on the Company, the Fund and/or the Adviser by virtue of the receipt of such order from the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.

                         ARTICLE VIII - INDEMNIFICATION

8.1  Indemnification by the Company
     (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Distributor, and each person, if any, who controls or is associated with the Fund, the Adviser, or the Distributor within the meaning of such term under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
          (1) arise out of any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser, or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
          (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or any amendment or supplement to the foregoing) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or
          (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
          (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of any other material breach by the Company of this Agreement; except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.
     (b) No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability, expense action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.
     (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.
8.2  Indemnification by the Adviser & Distributor
     (a) The Adviser and Distributor agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such term under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
          (1) arise out of or as a result of statements or representations by or on behalf of the Adviser or Distributor (other than statements or representations contained in the Contracts or in the Contract registration statements, prospectuses or SAIs or sales literature or other promotional material for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Adviser, the Distributor, or persons under the control of the Adviser, the Distributor, respectively) or wrongful conduct of the Adviser, the Distributor, or persons under the control of the Adviser, the Distributor, respectively, with respect to the sale or distribution of the Contracts shares; or
          (2) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser, the Distributor, or persons under any of their control; or
          (3) arise as a result of any failure the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement; or
          (4) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Distributor (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in
               Article III, Section 3.3 of this Agreement, as described more fully in Section 8.5 below); except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.
     (b) No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability, expense, action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.
     (c) The Indemnified Parties will promptly notify the Adviser, and the Distributor of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.
8.3  Indemnification by the Fund
     (a) The Fund agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such term under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:
          (1) arise out of any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of Fund shares; or
          (2) arise out of or as a result of statements or representations by or on behalf of the Fund (other than statements or representations contained in the Contracts or in the Contract registration statements, prospectuses or SAIs or sales literature or other promotional material for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Fund or persons under the control of the Fund) or wrongful conduct of the Fund or persons under the control of the Fund, with respect to the sale or distribution of Fund shares; or
          (3) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or
          (4) arise out of any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of any other material breach of this Agreement by the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section
               3.3 of this Agreement as described more fully in Section 8.5 below); or
          (5) arise out of the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate; except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Fund otherwise may have.
     (b) No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability, expense action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations and duties under this Agreement.
     (c) The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.
8.4  Indemnification Procedure
     Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this
     Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.
8.5  Indemnification for Failure to Comply with Diversification Requirements
     The Fund, the Adviser and the Distributor acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effect of Sections 8.2(a) and 8.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Fund, the Adviser and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund, the Adviser and/or the Distributor under this Agreement.

                          ARTICLE IX - APPLICABLE LAW
9.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado.
9.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

                            ARTICLE X - TERMINATION
10.1 This Agreement will terminate:
     (a) at the option of any party, with or without cause, with respect to one, some or all of the Portfolios, upon six (6) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or
     (b) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or
     (c) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or
     (d) at the option of the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by FINRA, the Commission, or any state securities or insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Accounts, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or
     (e) at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Fund, the Distributor, or the Adviser by FINRA, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's, the Distributor's, or the Adviser's ability to perform its obligations under this Agreement; or
     (f) at the option of the Company, upon written notice to the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or
     (g) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if the Fund fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or
     (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or
     (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

     (j) at the option of the Fund or the Adviser, if the Fund or Adviser respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or
     (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Accounts (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio's shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares or of the filing of any required application for regulatory approval(s); or
     (l) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (1) all contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or
     (m) in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law.
10.2 Notice Requirement
     (a) No termination of this Agreement, except a termination under Section 10.1(m) of this Agreement, will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.
     (b) In the event that any termination of this Agreement is based on any failure to meet the conditions or undertakings specified in the Order referenced in Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

10.3 Effect of Termination
     Notwithstanding any termination of this Agreement, the Fund, the Adviser and the Distributor will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 will not apply to any terminations based on any failure to meet the conditions or undertakings specified in the Order referenced in Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.
10.4 Surviving Provisions
     Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                              ARTICLE XI - NOTICES

Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

          If to the Company:
          ------------------
          Ameritas Life Insurance Corp.
          Attention:  General Counsel
          5900 "O" Street
          Lincoln, NE  68510

          First Ameritas Life Insurance Corp. of New York
          c/o Ameritas Life Insurance Corp.
          Attention:  General Counsel
          5900 "O" Street
          Lincoln, NE  68510

          The Union Central Life Insurance Company
          c/o Ameritas Life Insurance Corp.
          Attention:  General Counsel
          5900 "O" Street
          Lincoln, NE  68510

          If to the Fund:
          ---------------
          Financial Investors Variable Insurance Trust
          1290 Broadway, Suite 1100
          Denver, Colorado  80203
          Attn:  President

          If to the Adviser:
          ------------------
          ALPS Advisors, Inc.
          1290 Broadway, Suite 1100
          Denver, Colorado  80203
          Attn:  General Counsel

          If to the Distributor:
          ----------------------
          ALPS Distributors, Inc.
          1290 Broadway, Suite 1100
          Denver, Colorado  80203
          Attn:  General Counsel

                          ARTICLE XII - MISCELLANEOUS
12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.
12.2 Each party herein represents that it is either a financial institution subject to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA Patriot Act") and the Bank Secrecy Act (collectively, the "AML Acts") or it shall perform under this Agreement and sell the Contracts as if it were subject to the AML Acts, which require among other things, that financial institutions adopt compliance programs to guard against money laundering, and it is covered by a program that complies with the AML Acts and applicable anti-money laundering ("AML") rules of self regulatory organizations, such as NASD Rule 3011, in all relevant respects. The Company agrees to cooperate with the Distributor to satisfy the Distributor's due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure the Company's compliance with the AML regulations.
12.3 In addition, the parties hereto agree that any Nonpublic Personal Information, as the term is defined in SEC Regulation S-P ("Reg S-P"), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.
12.4 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.5 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.
12.6 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.
12.7 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.
12.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.
12.9 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
12.10 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, FINRA and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
12.11 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.
12.12 The parties to this Agreement may amend the schedules to this Agreement in writing from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement.

                           (Signature Page to follow)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date specified above.

     AMERITAS LIFE INSURANCE CORP.

     By:     /s/ Robert C. Barth
             ---------------------------------------
          Name:  Robert C. Barth
                 ----------------------------------------------------
          Title: Senior Vice President, & Chief Financial Officer
                 ----------------------------------------------------

     FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK

     By:     /s/ Robert C. Barth
             ---------------------------------------
          Name:  Robert C. Barth
                 ----------------------------------------------------
          Title: Senior Vice President & Chief Financial Officer
                 ----------------------------------------------------

     THE UNION CENTRAL LIFE INSURANCE COMPANY

     By:     /s/ Robert C. Barth
             ---------------------------------------
          Name:  Robert C. Barth
                 ----------------------------------------------------
          Title: Senior Vice President and Chief Financial Officer
                 ----------------------------------------------------

     FINANCIAL INVESTORS VARIABLE INSURANCE TRUST

     By:     /s/ David T. Buhler
             ---------------------------------------
          Name:  David T. Buhler
          Title: Secretary

     ALPS ADVISORS, INC.

     By:     /s/ Thomas A. Carter
             ---------------------------------------
          Name:  Thomas A. Carter
          Title: President

     ALPS DISTRIBUTORS, INC.

     By:     /s/ Thomas A. Carter
             ---------------------------------------
          Name:  Thomas A. Carter
          Title: President

                            PARTICIPATION AGREEMENT

                                   SCHEDULE A

The following Separate Accounts and Contracts of the Companies are permitted, in accordance with the provisions of this Agreement, to invest in Portfolios of the Fund shown in Schedule B:

DEPOSITORS:
-----------

     REGISTERED SEPARATE ACCOUNTS USING THE FUNDS
     --------------------------------------------

Ameritas Life Insurance Corp.:
------------------------------
     o     Ameritas Variable Separate Account VA-2
     o     Ameritas Variable Separate Account V
     o     Ameritas Life Insurance Corp. Separate Account LLVA
     o     Ameritas Life Insurance Corp. Separate Account LLVL
     o     Ameritas Variable Separate Account VA
     o     Ameritas Variable Separate Account VL

First Ameritas Life Insurance Corp. of New York:
------------------------------------------------
     o     First Ameritas Variable Annuity Separate Account
     o     First Ameritas Variable Life Separate Account

The Union Central Life Insurance Company:
-----------------------------------------
     o     Carillon Account
     o     Carillon Life Account

     CONTRACTS FUNDED BY THE REGISTERED SEPARATE ACCOUNTS
     ----------------------------------------------------

Individual variable annuity contracts and individual variable life insurance policies issued by the Depositors listed above, funded by the registered separate accounts listed above, and registered with the Securities and Exchange Commission under the Securities Act of 1933.


     UNREGISTERED SEPARATE ACCOUNTS USING THE FUNDS
     ----------------------------------------------
     o     Ameritas Life Insurance Corp. Separate Account D
     o     Ameritas Life Insurance Corp. Separate Account G
     o     First Ameritas Life Insurance Corp. Separate Account G
     o     Union Central Life Insurance Company Separate Account G

     CONTRACTS FUNDED BY THE UNREGISTERED SEPARATE ACCOUNTS
     ------------------------------------------------------

Group variable annuity contracts issued by the Depositors listed above, funded by the unregistered separate accounts listed above, as may be issued from time to time.

                            PARTICIPATION AGREEMENT

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

FINANCIAL INVESTORS VARIABLE INSURANCE TRUST

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio - [Class I/Class II]

Ibbotson Growth ETF Asset Allocation Portfolio - [Class I/Class II]

Ibbotson Balanced ETF Asset Allocation Portfolio - [Class I/Class II]

Ibbotson Income and Growth ETF Asset Allocation Portfolio - [Class I/Class II]

Ibbotson Conservative ETF Asset Allocation Portfolio - [Class I/Class II]

                            PARTICIPATION AGREEMENT

                                   SCHEDULE C

                            PROXY VOTING PROCEDURES


The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement. The term "Service Provider" shall refer to the third party proxy service provider, if any, assigned by the Fund to perform steps delineated below.

The Company agrees to reasonably cooperate with the Fund and any Service Provider in the performance of proxy processing functions.

1. The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before the shareholder meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units attributable to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

     Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to provide the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

3. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Service Provider by the Fund. The Service Provider shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

     o    name (legal name as found on account registration)
     o    address
     o    Fund or account number
     o    coding to state number of units
     o individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

     (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

4. During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be processed by the Fund or sent to a Service Provider for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Fund). Contents of envelope sent to Customers by the Service Provider will include:

     o    Voting Instruction Card(s)
     o    one proxy notice and statement (one document)
     o return envelope (postage pre-paid by the Fund) addressed to the Fund or its tabulation agent
     o "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
     o cover letter - optional, supplied by the Fund and reviewed and approved in advance by the Company, if any

5. Specimen copies of the materials listed at Step #4, above, should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves correctness of the Company name and Account information. Copy of this approval sent to the Fund. If no response is received from the Company within 2 days of receipt, approval may be presumed.

6.   Package mailed by the Service Provider.
     * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

7. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used.

     Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.


8. The actual tabulation of votes is done in units that are then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of SHARES.) The Fund must review and approve tabulation format.

9. Final tabulation in shares is verbally given by the Service Provider to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

10. A Certification of Mailing and Authorization to Vote Shares will be required from the Service Provider as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

11. The Service Provider will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

12. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

                            PARTICIPATION AGREEMENT

                                   SCHEDULE D

In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

----------------------------------------------------------------------
Name of Portfolio                               Share Class   12b-1
                                                             Trails
----------------------------------------------------------------------
Ibbotson Aggressive Growth ETF Asset            Class I       None
Allocation Portfolio                            Class II      0.25%
----------------------------------------------------------------------
Ibbotson Growth ETF Asset Allocation Portfolio  Class I       None
                                                Class II      0.25%
----------------------------------------------------------------------
Ibbotson Balanced ETF Asset Allocation          Class I       None
Portfolio                                       Class II      0.25%
----------------------------------------------------------------------
Ibbotson Income and Growth ETF Asset            Class I       None
Allocation Portfolio                            Class II      0.25%
----------------------------------------------------------------------
Ibbotson Conservative ETF Asset Allocation      Class I       None
Portfolio                                       Class II      0.25%
----------------------------------------------------------------------

In accordance with each Fund's then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement. Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

--------------------------------------------------------------------
     Total Assets            Total Assets          Revenue Sharing
   Attributable to         Attributable to       Will be Paid at an
    Shares of the           Shares of the           Annual Rate of
Designated Portfolios   Designated Portfolios
 Held by the Accounts   Held by the Accounts
         From                   To
--------------------------------------------------------------------
                 0.00   $       249,999,999.99               0.100%
--------------------------------------------------------------------
      $250,000,000.00   $       999,999,999.99               0.150%
--------------------------------------------------------------------
    $1,000,000,000.00   $     2,249,999,999.99               0.175%
--------------------------------------------------------------------
    $2,500,000,000.00             above                      0.200%
--------------------------------------------------------------------

Such payments shall be computed daily and paid monthly in arrears. The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.

                            PARTICIPATION AGREEMENT

                                   SCHEDULE E

SECURITIES AND EXCHANGE COMMISSION
[Release No. IC-27965; File No. 812-13359]
Financial Investors Variable Insurance Trust et al., Notice of Application September 4, 2007

Agency: Securities and Exchange Commission ("SEC" or the "Commission").
Action: Notice of application ("Application") for exemption, pursuant to Section 6(c) of the Investment Company Act of 1940, as amended (the "1940 Act"), from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder.
Applicants: Ibbotson Conservative ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Aggressive Growth ETF Asset Allocation Portfolio (collectively, the "Existing Funds"), each a series of Financial Investors Variable Insurance Trust (the "Trust"), any other series established from time to time under the Trust (collectively with the Existing Funds, the "Insurance Funds"), and any future investment company that is designed to fund insurance products and for which ALPS Advisers, Inc. (the "Investment Adviser"), any successor in interest (collectively with the Investment Adviser, the "Investment Advisers"), or any affiliates of the Investment Advisers may serve as investment manager, investment adviser, subadviser, administrator, principal underwriter or sponsor (funds advised by such Investment Advisers herein also referred to collectively as the "Insurance Funds") (the Trust, the Existing Funds, the Insurance Funds, the Investment Adviser, and the Investment Advisers, referred to collectively as the "Applicants").
Summary of Application: The Applicants request an order exempting certain life insurance companies on behalf of their separate accounts that currently invest or may hereafter invest in the

Insurance Funds to the extent necessary to permit shares of the Existing Funds (the "Shares") and the Insurance Funds to be sold to and held by: (i) separate accounts funding variable annuity contracts and variable life insurance policies (collectively "Variable Contracts") issued by both affiliated life insurance companies and unaffiliated life insurance companies; (ii) trustees of qualified group pension and group retirement plans outside of the separate account context ("Qualified Plans"); (iii) separate accounts that are not registered as investment companies under the 1940 Act pursuant to exemptions from registration under Section 3(c) of the 1940 Act; (iv) any Adviser to an Insurance Fund that is permitted to hold shares in an Insurance Fund consistent with the requirements of regulations issued by the Treasury Department (individually a "Treasury Regulation" and collectively the "Treasury Regulations"), specifically Treasury Regulation Section 1.817-5 for the purpose of providing seed capital to an Insurance Fund; and (v) any other Participating Insurance Company permitted to hold shares of an Insurance Fund ("General Accounts").
Filing Date: The Application was filed on January 26, 2007, and amended and restated on May 21, 2007.
Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Secretary of the Commission and serving Applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m. on September 26, 2007, and should be accompanied by proof of service on Applicants in the form of an affidavit or, for lawyers, a certificate of service. Hearing requests should state the nature of the requester's interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Secretary of the Commission.

Addresses: The Commission: Secretary, Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549-1090; Applicants: c/o Jeffrey T. Pike, Esq., Secretary, Financial Investors Variable Insurance Trust, 1290 Broadway, Suite 1100, Denver, Colorado 80203.
For Further Information Contact: Jeffrey A. Foor, Senior Counsel, or Zandra Y. Bailes, Branch Chief, Office of Insurance Products, Division of Investment Management, at (202) 551-6795.
Supplementary Information: The following is a summary of the Application. The complete Application is available for a fee from the SEC's Public Reference Branch, 100 F Street, NE, Room 1580, Washington, DC 20549 (telephone (202) 551-8090).
Applicants' Representations:
---------------------------
1. Each Insurance Fund is, or will be, registered under the 1940 Act as an open-end management investment company. The Trust (File No. 811-21987) is registered under the 1940 Act as a non-diversified management investment company. Applicants state that the Trust's shares are registered under the Securities Act of 1933, as amended (the "1933 Act) (File No. 333-139186) and the investment adviser to the Trust, ALPS Advisers, Inc. is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended.

2. Applicants state that the Existing Funds intend to, and other Insurance Funds may in the future, offer Shares to separate accounts of affiliated and unaffiliated insurance companies funding variable annuity or variable life products. Applicants state that these separate accounts are, or will be, registered as investment companies under the 1940 Act or will be exempt from such registration (individually a "Separate Account" and collectively the "Separate Accounts"). Insurance companies whose Separate Account(s) may now or in the future own Shares are referred to herein as "Participating Insurance Companies."

3. Applicants propose that the Funds be permitted to offer and/or sell shares to Separate Accounts funding Variable Contracts issued by Participating Insurance Companies. Applicants represent that the Participating Insurance Companies at the time of their investment in the Insurance Funds either have established or will establish their own Separate Accounts and design their own Variable Contracts. Each Participating Insurance Company has or will have the legal obligation of satisfying all applicable requirements under both state and federal law. Applicants represent that each Participating Insurance Company on behalf of its Separate Accounts has entered or will enter into an agreement with each Insurance Fund in which it invests concerning participation by the Participating Insurance Company in such Insurance Fund (a "Participation Agreement"). The role of the Insurance Funds under this agreement, insofar as the federal securities laws are applicable, will consist of, among other things, offering shares to the Separate Accounts and complying with any conditions that the Commission may impose.

4. Applicants propose that the Insurance Funds also be permitted to offer and/or sell Shares to Qualified Plans administered by a Trustee. Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes certain diversification standards on the underlying assets of Separate Accounts funding Variable Contracts. The Code provides that Variable Contracts shall not be treated as an annuity contract or life insurance policy for any period (or any subsequent period) for which the underlying assets are not, in accordance with regulations prescribed by the Treasury Department, (individually, a "Treasury Regulation" and collectively the "Treasury Regulations"), adequately diversified. On March 2, 1989, the Treasury Department issued Treasury Regulations (Treas. Reg. Section 1.817-5) that established diversification requirements for Variable Contracts, which require the Separate Accounts upon which these contracts or policies are based to be diversified as provided in the Treasury

Regulations. In the case of Separate Accounts that invest in underlying investment companies, the Treasury Regulations provide a "look through" rule that permits the Separate Account to look to the underlying investment company for purposes of meeting the diversification requirements, provided that the beneficial interests in the investment company are held only by the segregated asset accounts of one or more insurance companies. However, the Treasury Regulations also contain certain exceptions to this requirement, one of which allows shares in an investment company to be held by the trustee of a qualified pension or retirement plan without adversely affecting the tax status of Variable Contracts (Treas. Reg. Section 1.817-5(f)(3)(iii)). Another exception allows the investment manager of the investment company and certain companies related to the investment manager to hold shares of the investment company, an exception that is often used to provide the capital required by Section 14(a) of the 1940 Act.

5. Applicants also propose that the Funds be permitted to offer and/or sell shares to an Adviser for the purpose of providing initial capital to an Insurance Fund and to General Accounts. The Regulations permit such sales to an Adviser and to General Accounts so long as the return on shares held by each is computed in the same manner as for shares held by the Separate Accounts, and the Adviser and the General Accounts do not intend to sell shares of the Portfolio held by it to the public. The Treasury Regulations impose an additional restriction on sales to investment advisers, who may hold shares only in connection with the creation of an Insurance Fund. Applicants anticipate that sales in reliance on these provisions of the Treasury Regulations will be made to an Adviser for the purpose of providing the initial capital for a Fund and that any Shares purchased by an Adviser will be redeemed immediately if and when the Adviser's investment advisory agreement terminates.

Applicants' Legal Analysis:
1. In connection with the funding of scheduled premium variable life insurance contracts issued through a Separate Account registered as a unit investment trust ("UIT") under the 1940 Act, Rule 6e-2(b)(15) provides partial exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act. Section 9(a)(2) of the 1940 Act makes it unlawful for any company to serve as an investment adviser or principal underwriter of any UIT, if an affiliated person of that company is subject to a disqualification enumerated in Section 9(a)(1) or (2) of the 1940 Act. Sections 13(a), 15(a) and 15(b) of the 1940 Act have been deemed by the Commission to require "pass-through" voting with respect to an underlying investment company's shares. Rule 6e-2(b)(15) provides these exemptions apply only where all of the assets of the UIT are shares of management investment companies "which offer their shares exclusively to variable life insurance separate accounts of the life insurer or of any affiliated life insurance company." Therefore, the relief granted by Rule 6e-2(b)(15) is not available with respect to a scheduled premium life insurance Separate Account that owns shares of an underlying fund that also offers its shares to a variable annuity Separate Account or flexible premium variable life insurance Separate Account of the same company or any other affiliated insurance company. The use of a common management investment company as the underlying investment vehicle for both variable annuity and variable life insurance separate accounts of the same life insurance company or of any affiliated life insurance company is referred to herein as "mixed funding."

2. The relief granted by Rule 6e-2(b)(15) also is not available with respect to a scheduled premium variable life insurance Separate Account that owns shares of an underlying fund that also offers its shares to Separate Accounts funding Variable Contracts of one or more unaffiliated life insurance companies. The use of a common management investment company as the underlying investment vehicle for variable annuity and/or variable life insurance Separate Accounts of unaffiliated life insurance companies is referred to herein as "shared funding."

3. Moreover, because the relief under Rule 6e-2(b)(15) is available only where shares are offered exclusively to variable life insurance Separate Accounts of a life insurer or any affiliated life insurance company, additional exemptive relief is necessary if the Shares are also to be sold to Qualified Plans, an Adviser and General Accounts (collectively, "Eligible Purchasers"). Applicants note that if the Shares were sold only to Separate Accounts funding variable annuity contracts and/or Eligible Purchasers, exemptive relief under Rule 6e-2(b)(15) would not be necessary. The relief provided for under this section does not relate to Eligible Purchasers or to a registered investment company's ability to sell its shares to Eligible Purchasers. The use of a common management investment company as the underlying investment vehicle for Separate Accounts funding Variable Contracts issued by affiliated and unaffiliated insurance companies, and for Eligible Purchasers, is referred to herein as "extended mixed and shared funding."

4. In connection with flexible premium variable life insurance contracts issued through a separate account registered under the 1940 Act as a UIT, Rule 6e-3(T)(b)(15) provides partial exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act. The exemptions granted by Rule 6e-3(T)(b)(15) are available only where all the assets of the Separate Account consist of the shares of one or more registered management investment companies that offer to sell their shares "exclusively to separate accounts of the life insurer, or of any affiliated life insurance companies, offering either scheduled contracts or flexible contracts, or both; or which also offer their shares to variable annuity separate accounts of the life insurer or of an affiliated life insurance company or which offer their shares to any such life insurance company in consideration solely for advances made by the life insurer in connection with the operation of the separate account." Therefore, Rule 6e-3(T)(b)(15) permits mixed funding but does not permit shared funding.

5. Moreover, because the relief under Rule 6e-3(T) is available only where shares are offered exclusively to variable life insurance separate accounts of a life insurer or any affiliated life insurance company, additional exemptive relief is necessary if the shares of the Portfolios are also to be sold to Eligible Purchasers, as described above. Applicants note that if the Shares were sold only to Separate Accounts funding variable annuity contracts and/or Eligible Purchasers, exemptive relief under Rule 6e-3(T)(b)(15) would not be necessary. The relief provided for under this section does not relate to Eligible Purchasers or to a registered investment company's ability to sell its shares to Eligible Purchasers.

6. Applicants maintain, as discussed below, that there is no policy reason for the sale of the Portfolios' shares to Eligible Purchasers to result in a prohibition against, or otherwise limit a Participating Insurance Company from relying on the relief provided by Rules 6e-2(b)(15) and 6e-3(T)(b)(15). However, because the relief under Rules 6e-2(b)(15) and 6e-3(T)(b)(15) is available only when shares are offered exclusively to Separate Accounts, additional exemptive relief may be necessary if the shares of the Portfolios are also to be sold to Eligible Purchasers. Applicants therefore request relief in order to have the Participating Insurance Companies enjoy the benefits of the relief granted in Rules 6e-2(b)(15) and 6e-3(T)(b)(15) even where Eligible Purchasers are investing in the relevant Insurance Fund. Applicants note that if the Shares were to be sold only to Eligible Purchasers, and/or Separate Accounts funding variable annuity contracts, exemptive relief under Rule 6e-2(b)(15) and Rule 6e-3(T)(b)(15) would be unnecessary. The relief provided for under Rules 6e-2(b)(15) and 6e-3(T)(b)(15) does not relate to Eligible Purchasers, or to a registered investment company's ability to sell its shares to Eligible Purchasers.

7. Consistent with the Commission's authority under Section 6(c) of the 1940 Act to grant exemptive orders to a class or classes of persons and transactions, the Application requests relief for the class consisting of Participating Insurance Companies and their Separate Accounts (and to the extent necessary, investment advisers, principal underwriters and depositors of such Separate Accounts).

8. In effect, the partial relief granted in Rules 6e-2(b)(15) and 6e-3(T)(b)(15) under the 1940 Act from the requirements of Section 9 of the 1940 Act limits the amount of monitoring necessary to ensure compliance with Section 9 to that which is appropriate in light of the policy and purposes of Section 9. Those rules recognize that it is not necessary for the protection of investors or the purposes fairly intended by the policy and provisions of the 1940 Act to apply the provisions of Section 9(a) to individuals in a large insurance complex, most of whom will have no involvement in matters pertaining to investment companies in that organization. Applicants assert that it is also unnecessary to apply
Section 9(a) of the 1940 Act to the many individuals in various unaffiliated insurance companies (or affiliated companies of Participating Insurance Companies) that may utilize the Insurance Funds as investment vehicles for Variable Contracts. Applicants argue that there is no regulatory purpose in extending the monitoring requirements to embrace a full application of Section 9(a)'s eligibility restrictions because of mixed funding or shared funding and sales to Qualified Plans, an Adviser or General Accounts. Applicants represent that the Participating Insurance Companies and Qualified Plans are not expected to play any role in the management of the Insurance Funds. Applicants argue that those individuals who participate in the management of the Insurance Funds will remain the same regardless of which Separate Accounts or Qualified Plans invest in the Insurance Funds. Applying the monitoring requirements of Section 9(a) of the 1940 Act because of investment by Separate Accounts of Participating Insurance Companies or Qualified Plans would be unjustified and would not serve any regulatory purpose. Furthermore, the increased monitoring costs could reduce the net rates of return realized by contract owners and Qualified Plan holders.

9. Rules 6e-2(b)(15)(iii) and 6e-3(T)(b)(15)(iii) under the 1940 Act provide exemptions from the pass-through voting requirement with respect to several significant matters, assuming the limitations on mixed and shared funding are observed. Rules 6e-2(b)(15)(iii)(A) and 6e-3(T)(b)(15)(iii)(A) provide that the insurance company may disregard the voting instructions of its contract owners with respect to the investments of an underlying fund, or any contract between such a fund and its investment adviser, when required to do so by an insurance regulatory authority (subject to the provisions of paragraphs (b)(5)(i) and (b)(7)(ii)(A) of Rules 6e-2 and 6e-3(T), respectively, under the 1940 Act). Rules 6e-2(b)(15)(iii)(B) and 6e-3(T)(b)(15)(iii)(A)(2) provide that the insurance company may disregard the voting instructions of its contract owners if the contract owners initiate any change in an underlying fund's investment policies, principal underwriter, or any investment adviser (provided that disregarding such voting instructions is reasonable and subject to the other provisions of paragraphs (b)(5)(ii), (b)(7)(ii)(B), and (b)(7)(ii)(C), respectively, of Rules 6e-2 and 6e-3(T) under the 1940 Act).

10. Rule 6e-2 under the 1940 Act recognizes that a variable life insurance contract, as an insurance contract, has important elements unique to insurance contracts and is subject to extensive state regulation of insurance. In adopting Rule 6e-2(b)(15)(iii), the Commission expressly recognized that state insurance regulators have authority, pursuant to state insurance laws or regulations, to disapprove or require changes in investment policies, investment advisers, or principal underwriters. The Commission also expressly recognized that state insurance regulators have authority to require an insurer to draw from its general account to cover costs imposed upon the insurer by a change approved by contract owners over the insurer's objection. The Commission, therefore, deemed such exemptions necessary "to assure the solvency of the life insurer and performance of its contractual obligations by enabling an insurance regulatory authority or the life insurer to act when certain proposals reasonably could be expected to increase the risks undertaken by the life insurer." In this respect, flexible premium variable life insurance contracts are identical to scheduled premium variable life insurance contracts. Applicants, therefore, assert that the corresponding provisions of Rule 6e-3(T) under the 1940 Act undoubtedly were adopted in recognition of the same factors.

11. Applicants also assert that the sale of Shares to Qualified Plans, an Adviser and General Accounts will not have any impact on the relief requested herein. With respect to the Qualified Plans, which are not registered as investment companies under the 1940 Act, shares of a portfolio of an investment company sold to a Qualified Plan must be held by the trustees of the Qualified Plan pursuant to Section 403(a) of the Employee Retirement Income Security Act, as amended ("ERISA"). Applicants note that (1) Section 403(a) of ERISA endows Qualified Plan trustees with the exclusive authority and responsibility for voting proxies provided neither of two enumerated exceptions to that provision applies; (2) some of the Qualified Plans, may provide for the trustee(s), an investment adviser (or advisers), or another named fiduciary to exercise voting rights in accordance with instructions from participants; and (3) there is no requirement to pass through voting rights to Qualified Plan participants.

12. Applicants argue that an Investment Manager and General Accounts are similar in that they are not subject to any pass-through voting requirements. Applicants therefore conclude that, unlike the case with insurance company Separate Accounts, the issue of resolution of material irreconcilable conflicts with respect to voting is not present with Eligible Purchasers.

13. Applicants represent that where a Qualified Plan does not provide participants with the right to give voting instructions, the trustee or named fiduciary has responsibility to vote the shares held by the Qualified Plan. In this circumstance, the trustee has a fiduciary duty to vote the shares in the best interest of the Qualified Plan participants. Accordingly, even if an Adviser or an affiliate of an Adviser were to serve in the capacity of trustee or named fiduciary with voting responsibilities, an Adviser or its affiliates would have a fiduciary duty to vote relevant Shares in the best interest of the Qualified Plan participants.

14. Further, Applicants assert that even if a Qualified Plan were to hold a controlling interest in a Portfolio, Applicants do not believe that such control would disadvantage other investors in such Portfolio to any greater extent than is the case when any institutional shareholder holds a majority of the voting securities of any open-end management investment company. In this regard, Applicants submit that investment in a Portfolio by a Qualified Plan will not create any of the voting complications occasioned by mixed funding or shared funding. Unlike mixed funding or shared funding, Applicants argue that Qualified Plan investor voting rights cannot be frustrated by veto rights of insurers or state regulators.

15. Where a Qualified Plan provides participants with the right to give voting instructions, Applicants see no reason to believe that participants in Qualified Plans generally or those in a particular Qualified Plan, either as a single group or in combination with participants in other Qualified Plans, would vote in a manner that would disadvantage Variable Contract holders.

Applicants assert that the purchase of Shares by Qualified Plans that provide voting rights does not present any complications not otherwise occasioned by mixed or shared funding.

16. Applicants do not believe that sale of the shares of the Shares to Qualified Plans will increase the potential for material irreconcilable conflicts of interest between or among different types of investors. In particular, Applicants see very little potential for such conflicts beyond those which would otherwise exist between Variable Contract owners.

17. Applicants assert that permitting an Insurance Fund to sell its shares to an Adviser or to the General Account of a Participating Insurance Company will enhance management of each Insurance Fund without raising significant concerns regarding material irreconcilable conflicts. Unlike the circumstances of many investment companies that serve as underlying investment media for variable insurance products, the Fund may be deemed to lack an insurance company "promoter" for purposes of Rule 14a-2 under the 1940 Act. Accordingly, the Fund and any other such Future Funds or Portfolios that are established as new registrants will be subject to the requirements of Section 14(a) of the 1940 Act, which generally requires that an investment company have a net worth of $100,000 upon making a public offering of its shares. Portfolios also will require more limited amounts of initial capital in connection with the creation of new series and the voting of initial shares of such series on matters requiring the approval of shareholders. A potential source of the requisite initial capital is a Portfolio's adviser or a Participating Insurance Company. Either of these parties may have an interest in making the requisite capital investments and in participating with an Insurance Fund in its organization. Applicants note, however, that the provision of seed capital or the purchase of shares in connection with the management of an Insurance Fund by its investment adviser or by a

Participating Insurance Company may be deemed to violate the exclusivity requirement of Rule 6e-2(b)(15) and/or Rule 6e-3(T)(b)(15).

18. Given the conditions of Treas. Reg. Section 1.817-5(f)(3) and the harmony of interest between an Insurance Fund, on the one hand, and an Adviser or a Participating Insurance Company, on the other, Applicants assert that little incentive for overreaching exists. Furthermore, Applicants assert such investment should not implicate the concerns discussed above regarding the creation of material irreconcilable conflicts. Instead, Applicants argue that permitting investments by an Adviser, or by General Accounts, will permit the orderly and efficient creation of an Insurance Fund, and reduce the expense and uncertainty of using outside parties at the early stages of the Insurance Fund's operations.

Applicants' Conditions:
----------------------

Applicants agree that the order granting the requested relief shall be subject to the following conditions:

1. A majority of the Board of Trustees (the "Board") of each Insurance Fund will consist of persons who are not "interested persons" of the Insurance Fund, as defined by Section 2(a)(19) of the 1940 Act, and the rules thereunder, and as modified by any applicable orders of the Commission, except that if this condition is not met by reason of the death, disqualification, or bona-fide resignation of any trustee or trustees, then the operation of this condition will be suspended: (a) for a period of 90 days if the vacancy or vacancies may be filled by the Board; (b) for a period of 150 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the Commission may prescribe by order upon application or by future rule.

2. The Board of each Insurance Fund will monitor the Insurance Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Separate Accounts and participants of all Qualified Plans investing in the Insurance Fund, and determine what action, if any should be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Insurance Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of the Qualified Plans; (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners; or
(g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of Qualified Plan participants.

3. Participating Insurance Companies (on their own behalf, as well as by virtue of any investment of General Account assets in an Insurance Fund), an Adviser, and any trustee on behalf of a Qualified Plan that executes a Participation Agreement upon becoming an owner of 10 percent or more of the assets of an Insurance Fund (collectively, "Participants") will report any potential or existing conflicts to the Board of the relevant Insurance Fund. Participants will be responsible for assisting the Board in carrying out the Board's responsibilities under these conditions by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This responsibility includes, but is not limited to, an obligation of each Participating Insurance Company to inform the Board whenever contract owner voting instructions are disregarded, and, if pass-through voting is applicable, an obligation by each Trustee for a Qualified Plan to inform the Board whenever it has determined to disregard Qualified Plan participant voting instructions. The responsibility to report such information and conflicts, and to assist the Board, will be a contractual obligation of all Participating Insurance Companies under their Participation Agreements with the relevant Insurance Fund, and these responsibilities will be carried out with a view only to the interests of the contract owners. The responsibility to report such information and conflicts, and to assist the Board, also will be contractual obligations of all Qualified Plans under their Participation Agreements, and such agreements will provide that these responsibilities will be carried out with a view only to the interests of Qualified Plan participants.

4. If it is determined by a majority of the Board of an Insurance Fund, or a majority of the disinterested directors/trustees of such Board, that a material irreconcilable conflict exists, then the relevant Participant will, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors/trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including:
(a) withdrawing the assets allocable to some or all of the Separate Accounts from the relevant Insurance Fund and reinvesting such assets in a different investment vehicle including another Insurance Fund, submitting the question as to whether such segregation should be implemented to a vote of all affected contract or policy owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

If a material irreconcilable conflict arises because of a decision by a Participating Insurance Company to disregard contract or policy owner voting instructions, and that decision represents a minority position or would preclude a majority vote, then the Participating Insurance Company may be required, at the election of the relevant Insurance Fund, to withdraw such Participating Insurance Company's Separate Account investment in the Insurance Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take remedial action in the event of a Board determination of a material irreconcilable conflict and to bear the cost of such remedial action will be a contractual obligation of all Participants under their Participation Agreement with the relevant Insurance Fund, and these responsibilities will be carried out with a view only to the interests of contract owners and Qualified Plan participants. For purposes of this Condition 4, a majority of the disinterested directors/ trustees of the Board of each Insurance Fund will determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but, in no event, will the Insurance Fund or an Adviser, as relevant, be required to establish a new funding vehicle for any Variable Contract. No Participating Insurance Company will be required by this Condition 4 to establish a new funding vehicle for any Variable Contract if any offer to do so has been declined by vote of a majority of the contract or policy owners materially and adversely affected by the material irreconcilable conflict. Further, no Qualified Plan will be required by this Condition 4 to establish a new funding vehicle for the Qualified Plan if: (a) a majority of the Qualified Plan participants materially and adversely affected by the irreconcilable material conflict vote to decline such offer; or (b) pursuant to documents governing the Qualified Plan, the Qualified Plan makes such decision without a Qualified Plan participant vote.

5. The Board of each Insurance Fund's determination of the existence of a material irreconcilable conflict and its implications will be made known in writing promptly to all Participants.

6. As to Variable Contracts issued by Separate Accounts registered under the 1940 Act, Participating Insurance Companies will provide pass-through voting privileges to all Variable Contract owners as required by the 1940 Act as interpreted by the Commission. However, as to Variable Contracts issued by unregistered Separate Accounts, pass-through voting privileges will be extended to contract owners to the extent granted by the issuing insurance company. Accordingly, such Participants, where applicable, will vote the Shares held in their Separate Accounts in a manner consistent with voting instructions timely received from Variable Contract owners. Participating Insurance Companies will be responsible for assuring that each Separate Account investing in the relevant Insurance Fund calculates voting privileges in a manner consistent with other Participants. The obligation to calculate voting privileges as provided in the Application will be a contractual obligation of all Participating Insurance Companies under their Participation Agreement with the relevant Insurance Fund. Each Participating Insurance Company will vote shares for which it has not received timely voting instructions, as well as shares held in its General Account or otherwise attributed to it, in the same proportion as it votes those shares for which it has received voting instructions. Each Qualified Plan will vote as required by applicable law and governing Qualified Plan documents.

7. As long as the 1940 Act requires pass-through voting privileges to be provided to Variable Contract owners, an Adviser, who has provided seed capital for the Insurance Fund, and any General Account will vote their respective Shares in the same proportion as all variable contract owners having voting rights with respect to that Insurance Fund; provided, however, that an

Adviser or any General Account shall vote its Shares in such other manner as may be required by the Commission or its staff.

8. Each Insurance Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, which, for these purposes, shall be the persons having a voting interest in the Shares, and, in particular, the Insurance Fund will either provide for annual meetings (except to the extent that the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although each Insurance Fund is not, or will not be, one of those trusts of the type described in Section 16(c) of the 1940
Act), as well as with Section 16(a) of the 1940 Act and, if and when applicable,
Section 16(b) of the 1940 Act. Further, each Insurance Fund will act in accordance with the Commission's interpretations of the requirements of Section 16(a) with respect to periodic elections of directors/trustees and with whatever rules the Commission may promulgate thereto.

9. An Insurance Fund will make its Shares available to the Separate Accounts and Qualified Plans at or about the time it accepts any seed capital from an Adviser or General Account of a Participating Insurance Company.

10. Each Insurance Fund has notified, or will notify, all Participants that Separate Account prospectus disclosure or Qualified Plan prospectuses or other Qualified Plan disclosure documents regarding potential risks of mixed and shared funding may be appropriate. Each Insurance Fund will disclose, in its prospectus that: (a) shares of the Existing Funds may be offered to Separate Accounts funding both variable annuity contracts and variable life insurance policies and, if applicable, to Qualified Plans; (b) due to differences in tax treatment and other considerations, the interests of various contract owners participating in the Insurance Fund and the interests of Qualified Plans investing in the Insurance Fund, if applicable, may conflict; and (c) the Insurance Fund's Board will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict.

11. If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or proposed Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act, or the rules promulgated thereunder, with respect to mixed or shared funding, on terms and conditions materially different from any exemptions granted in the order requested in the Application, then each Insurance Fund and/or Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), or Rule 6e-3, as such rules are applicable.

12. Each Participant, at least annually, will submit to the Board of Each Insurance Fund such reports, materials, or data as a Board reasonably may request so that the directors/trustees of the Board may fully carry out the obligations imposed upon the Board by the conditions contained in the Application. Such reports, materials, and data will be submitted more frequently if deemed appropriate by the Board of an Insurance Fund. The obligations of the Participants to provide these reports, materials, and data to the Board, when it so reasonably requests, will be a contractual obligation of all Participants under their Participation Agreements with the relevant Insurance Fund.

13. All reports of potential or existing conflicts received by the Board of each Insurance Fund, and all Board action with regard to determining the existence of a conflict, notifying Participants of a conflict and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Commission upon request.

14. Each Insurance Fund will not accept a purchase order from a Qualified Plan if such purchase would make the Qualified Plan an owner of 10 percent or more of the assets of the Insurance Fund unless the Trustee for such Qualified Plan executes an agreement with the Insurance Fund governing participation in the Insurance Fund that includes the conditions set forth herein to the extent applicable. A Trustee for a Qualified Plan will execute an application containing an acknowledgement of this condition at the time of its initial purchase of Shares.

Conclusions:
-----------

     Applicants submit that, for the reasons summarized above and to the extent necessary or appropriate to provide for the transactions described herein, the requested exemptions from Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, in accordance with the standards of Section 6(c) of the 1940 Act, are in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.

     For the Commission, by the Division of Investment Management, pursuant to delegated authority.

                                                  Florence E. Harmon
                                                  Deputy Secretary

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                       SECURITIES AND EXCHANGE COMMISSION


INVESTMENT COMPANY ACT OF 1940
Release No. 27999 / September 27, 2007

------------------------------------------------------------------
In the Matter of

FINANCIAL INVESTORS VARIABLE INSURANCE TRUST, ET AL.
1290 Broadway, Suite 1100
Denver, Colorado 80203

(812-13359)

------------------------------------------------------------------

ORDER UNDER SECTION 6(c) OF THE INVESTMENT COMPANY ACT OF 1940 GRANTING EXEMPTIONS FROM THE PROVISIONS OF SECTIONS 9(a), 13(a), 15(a) AND 15(b) OF THE 1940 ACT, AND RULES 6e-2(b)(15) and 6e-3(T)(b)(15) THEREUNDER

Financial Investors Variable Insurance Trust (the "Trust") and ALPS Advisers, Inc. (the "Investment Adviser") filed an application on January 26, 2007, and an amended and restated application on May 21, 2007, for an order under Section 6(c) of the Investment Company Act of 1940, as amended (the "1940 Act"), granting exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust and shares of any other investment company or portfolio that is designed to fund insurance products and for which the Investment Adviser or any of its affiliates, may serve in the future as investment manager, investment adviser, subadviser, administrator, principal underwriter, or sponsor (collectively, the "Insurance Funds") to be sold to and held by: (a) separate accounts funding variable annuity contracts and variable life insurance policies issued by both affiliated life insurance companies and unaffiliated life insurance companies; (b) trustees of qualified group pension and group retirement plans outside of the separate account context; (c) separate accounts that are not registered as investment companies under the 1940 Act pursuant to exemptions from registration under Section 3(c) of the 1940 Act; (d) any adviser to an Insurance Fund for the purpose of providing seed capital to an Insurance Fund; and (e) any other account of a participating insurance company permitted to hold shares of an Insurance Fund.

A notice of the filing of the application was issued on September 4, 2007 (Investment Company Act Release No. 27965). The notice gave interested persons an opportunity to request a hearing and stated that an order disposing of the matter would be issued unless a hearing should be ordered. No request for a hearing has been received, and the Commission has not ordered a hearing.

The matter has been considered, and it is found that the granting of the requested exemptions is appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act. Accordingly,

IT IS ORDERED, pursuant to Section 6(c) of the 1940 Act, that the requested exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, for Financial Investors Variable Insurance Trust, et al. (812-13359) be, and hereby are, granted, effective immediately.

For the Commission, by the Division of Investment Management, pursuant to delegated authority.

                                                  Florence E. Harmon
                                                  Deputy Secretary

                                       2